Exhibit 99.1

LITHIA MOTORS THIRD QUARTER 2008 EARNINGS RELEASE AND
CONFERENCE CALL SCHEDULED FOR OCTOBER 28TH, 2008

MEDFORD, OREGON, OCTOBER 20th, 2008 (FOR IMMEDIATE RELEASE) – Lithia Motors, Inc. (NYSE: LAD) today announced that its third quarter 2008 earnings will be released on Tuesday, October 28th, 2008 at 1:05 p.m., PT. The Company will also be providing updated information on the progress of restructuring actions being taken.

CONFERENCE CALL INFORMATION

A conference call to discuss the earnings results and the restructuring plan progress is scheduled for the same day at 2:00 p.m. PT.

HOW TO PARTICIPATE:

DOMESTIC AND INTERNATIONAL CALLS: (973) 409-9255
Conference ID #: 68743692

Please call in at least 10 minutes prior to the beginning of the call.

To listen LIVE on our website or for REPLAY: Log-on to www.Lithia.com – Go to Investor Relations – and click on the Conference Call Icon.

A playback of the conference call will be available on the same day, approximately two hours after completion of the call, and will be available until November 11, 2008. The playback can be accessed by calling 800-642-1687 (access code: 68743692) or by visiting the Investor Relations section of the Lithia Motors website; www.Lithia.com.

About Lithia
Lithia Motors, Inc. is a Fortune 700 Company, selling 27 brands of new and all brands of used vehicles at 102 stores, which are located in 44 markets within 13 states. Internet sales are centralized at www.Lithia.com . Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations. Lithia retailed 105,108 new and used vehicles and had $3.2 billion in total revenue in 2007.

Additional Information
For additional information on Lithia Motors, contact the Investor Relations Department: (541) 618-5770 or log-on to: www.lithia.com – go to Investor Relations